PRESS RELEASE


         FREDERICK WILLETTS, III, CHAIRMAN AND PRESIDENT OF COOPERATIVE BANKSHARES, INC. TO SPEAK AT THE 11TH ANNUAL COMMUNITY BANK CONFERENCE


Thursday, August 17, 2006

         Wilmington, NC--Frederick Willetts, III, Chairman and President of Cooperative Bankshares, Inc., (the "Company"), (NASDAQ:"COOP") will be a guest speaker and panel participant at the 11th Annual Community Bank Conference hosted by Howe Barnes on August 21, 2006 in Chicago, Illinois. Mr. Willetts' presentation will focus on the Company's performance and strategies.

         The presentation slides will be filed with the Securities and Exchange Commission prior to the start of the conference. The presentation will be accessible "live" during the conference on the following site: www.howebarnes.com. Once on this page, participants will be directed the presentation. Participants will need either Real Player or Media Player to listen to the live broadcast and should go to the website at least fifteen minutes early to download and install any necessary audio software. Immediately after the presentation, the presentation will also be available on the Company website at: www.coop-bank.com where it will be archived until August 31, 2006. Mr. Willetts will participate in a lunch panel discussing Small Cap Growth and Performance beginning at 12:00 noon until 1:45 p.m.

         Cooperative Bankshares, Inc. is the parent company of Cooperative Bank. Chartered in 1898, Cooperative Bank provides a full range of financial services through 21 offices in Eastern North Carolina. Cooperative Bank's subsidiary, Lumina Mortgage Company, Inc., is a mortgage banking firm, originating and selling residential mortgage loans through three offices in North Carolina, and an office in North Myrtle Beach, South Carolina.

Contact:

Cooperative Bankshares, Inc.
Frederick Willetts, III, 910-343-0181